Exhibit 21

List of Subsidiaries

As of December 31, 2022 the Company has these wholly-owned subsidiaries located throughout the world, as follows:

1.Mannatech Australia Pty Limited
2.Mannatech Japan, G.K.
3.Mannatech Korea Co., Ltd.
4.Mannatech Limited (a New Zealand Company)
5.Mannatech Limited (a UK Company)
6.Mannatech Taiwan Corporation
7.Mannatech Payment Services Incorporated
8.Mannatech Products Company Inc.
9.Internet Health Group, Inc.
10.Mannatech (International) Limited
11.Mannatech, Incorporated Malaysia Sdn. Bhd.
12.Mannatech Singapore Pte. Ltd.
13.Mannatech Canada Corporation
14.Mannatech South Africa (Pty) Ltd
15.Mannatech Bermuda Holdings Limited
16.Mannatech Denmark ApS
17.Mannatech (Gibraltar) Holdings Limited
18.Mannatech Swiss Holdings GmbH
19.Mannatech Swiss International GmbH
20.Mannatech Malaysia Trading Co. Sdn. Bhd.
21.Mannatech Norge A/S
22.Mannatech Sverige AB
23.MTEX Mexico SRL CV
24.MTEX Mexico Services SRL CV
25.Mannatech Cyprus Limited
26.Mannatech Ukraine LLC
27.MTEX Hong Kong Limited
28.Mannatech RUS Ltd.
29.Meitai Daily Necessity & Health Products Co., Ltd.
30.Meitai Daily Necessity & Health Products Co., Ltd. Guangzhou Branch
31.Mannatech Netherlands B.V.
32.Mannatech Products Hong Kong Limited
33.New Economy Marketing Opportunities, LLC